BENEFICIAL OWNER ELECTION FORM

relating to

FNBH BANCORP, INC.

RIGHTS TO PURCHASE COMMON STOCK

NOTE FROM YOUR NOMINEE: YOU SHOULD RETURN THIS FORM ON A TIMELY BASIS TO ENSURE THAT WE ARE ABLE TO ACT PURSUANT TO YOUR INSTRUCTIONS. ACCORDINGLY, IF YOU ELECT TO EXERCISE YOUR RIGHTS, PLEASE ENSURE THAT ALL REQUIRED FORMS AND PAYMENTS ARE ACTUALLY RECEIVED BY US PRIOR TO 5:00 P.M., EASTERN TIME ON [●], THE LAST BUSINESS DAY PRIOR TO THE SCHEDULED EXPIRATION DATE OF THE RIGHTS OFFERING, TO ENSURE THAT WE HAVE SUFFICIENT TIME TO DELIVER SUCH FORMS AND PAYMENTS TO THE SUBSCRIPTION AGENT BY 5:00 P.M., EASTERN TIME ON [●], THE SCHEDULED EXPIRATION DATE.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the rights offering by FNBH Bancorp, Inc. (the “Company”), of nontransferable rights to purchase shares of common stock of the Company (“Common Stock”), including the accompanying prospectus (the “Prospectus”). The undersigned also acknowledge(s) that the exercise of rights is not revocable.

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.     ☐   Please DO NOT EXERCISE RIGHTS to purchase shares of Common Stock

Box 2.     ☐   Please EXERCISE RIGHTS to purchase shares of Common Stock as set forth below:

EXERCISE OF RIGHTS (Complete if Box 2 is checked):

Basic Subscription		Rights x	6	=
Privilege	(no. of rights)				(no. of shares to be purchased)

Over-Subscription
Privilege[1]	(no. of additional shares to be
purchased)

Therefore, I apply for		x	$0.70	=	$
	(no. of new shares)[2]		(subscription price)		(payment required)[3]

☐    Payment is enclosed: $ ____________________

☐    Please deduct payment of $ ________ from the following account maintained by you as follows:

Type of Account:_____________________	Account No.:________________________

Complete if Box 2 checked:

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are)

signing this form:

•	Irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and
•	Agree that if I (we) fail to pay for the shares of Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s): __________________________________________________________ Date: _______

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name: _______________________________________________________________________________________

Capacity: _____________________________________________________________________________________

Address (including Zip Code): _____________________________________________________________________

Telephone Number: _____________________________________________________________________________

1 Complete only if you purchased the maximum number of shares available to you pursuant to your Basic Subscription Privilege.

2 May not be higher than 500,000.

3 May not be higher than $350,000.